Exhibit 6

Dated: June 12, 2003
Citigroup Global Markets Inc. 388 Greenwich Street 18th Floor New York, New York 10013

Gentlemen/Ladies:

In order to induce Citigroup Global Markets Inc, and its affiliates (hereinafter collectively called “SB”) to enter into transactions with and extend credit to TIMOTHY JOHN MONDAVI TRUSTEE OF THE TIMOTHY JOHN MONDAVI LIVING TRUST UA/012/229:

1.      The undersigned hereby irrevocably and unconditionally guarantee to SB, its successors arid assigns, the full and prompt payment upon demand by SB, by Obligor of any and every existing or future indebtedness, liability or obligation which may now be or hereafter become due from Obligor to SB, whether arising out of transactions in government securities, repurchase transactions, contracts, oral or written agreements or otherwise and whether the same be direct or contingent, alone or with others, originally incurred by Obligor or otherwise, together with any and all interest thereon, irrespective of the validity, regularity or enforceability thereof (all of which indebtedness, liabilities and obligations so guaranteed being hereinafter called the “Liabilities”), and all attorneys’ fees, costs and expenses paid or incurred by SB in endeavoring to collect the Liabilities (or any part thereof) and/or in enforcing this Guaranty.

2.      The undersigned hereby consent and agree that SB may, from time to time, without in any manner affecting the liability of the undersigned hereunder, and upon such terms and conditions as SB may deem advisable: (a) extend the duration or the time for the performance or payment of (by renewal or otherwise), or modify, change or release, any or all of the Liabilities or any other indebtedness, liability or obligation of Obligors or of the undersigned, in whole or in part; (b) sell, release, surrender, modify, impair, exchange or substitute any and all property of any nature and from whomsoever received held by SB as security for the payment or performance of arty or all of' the Liabilities, or refuse or fail to protect, secure or insure any such security or lien or to perfect any security interest or lien in any such property; and (c) settle, adjust or compromise any claim SB may have against Obligors or any other person. The undersigned hereby ratify and confirm any such extension, renewal, release, surrender, exchange, modification, impairment, substitution, settlement, adjustment, and/or compromise and agrees that the same shall be binding upon the undersigned, and hereby waive any and all defenses, counterclaims or offsets which the undersigned might or could have by reason thereof.

 3.      The obligations of the undersigned hereunder are independent of the obligations of the Obligors. SB may, in its sole discretion, proceed against the undersigned in the first instance by suit, action or otherwise to collect any monies, the payment of which is guaranteed hereby, without first proceeding against the Obligors or any other person, and without first resorting to any security held by it as collateral or to any other remedies.

4.      The undersigned hereby waive; (a) notice of (and acknowledges due notice of) acceptance of this Guaranty by SB or of the creation, renewal or accrual of any Liability or Guaranty (it being understood that any and every indebtedness, liability and obligation of the Obligors to SB is presumed to have been created, contracted or incurred in reliance upon this Guaranty); (b) demand for payment from any person indebted in arty manner on or for any of the Liabilities hereby guaranteed; and (c) presentment for payment of arty instrument of Obligors or any other person, protest thereof and notice of its dishonor to any party thereto and to the undersigned.

5.      The undersigned hereby agree that this instrument together with the Client Agreement signed by the parties hereto contains the entire agreement between the parties with respect to the subject matter hereof arid that it may be amended or modified only be a written agreement executed by SB and the undersigned. This Guaranty may be terminated (but only insofar as it relates to Liabilities thereafter incurred) only upon written notice to that effect delivered to SB by the undersigned and duly receipted far by SB, and upon any such termination the undersigned shall nevertheless remain liable with respect to all Liabilities theretofore created or arising, or created or arising from transactions with, or extensions of credit to, Obligors.

6.      This Guaranty shall, without further consent of or notice to the undersigned, inure to the benefit of; and may be retied upon and enforced by, any of SB’s successors or assigns and any transferee or subsequent holder of any of the Liabilities guaranteed hereunder.

7.      This Guaranty is delivered and shall be deemed to have been made in and shall be construed pursuant to the laws of the State of New York and shall be binding upon the undersigned and his heirs, executors, administrators, legal representatives, successors and assigns. The undersigned hereby consents to personal jurisdiction in the State and Federal courts sitting in New York in any action arising out of or connected in any way with this Guaranty.

8.      The undersigned agrees that he will immediately notify SB in writing in the event of any material adverse change in the undersigned’s financial condition.

Undersigned TIMOTHY JOHN MONDAVI, TRUSTEE

Undersigned

STATE OF	)
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COUNTY OF	)

     On this 12th day of June, 2003, before me personally came Timothy Mondavi to me known and known to me to be the individuals described in and who executed the foregoing instrument and acknowledged to me that they executed the same.

Notary Public

Letter of Authorization

1.)      Reference is hereby made to the Modified Demand Loan Agreement (“Agreement”), dated June 12, 2003, between Citigroup Global Markets Inc. (“CGM”) and Timothy J. Mondavi as trustee (“Trustee”) for the Timothy John Mondavi Living Trust (“Trust”).

2.)      The Trustee hereby authorizes and instructs CGM to wire-transfer to Account No. 1329402797 maintained by Timothy J. Mondavi (in his personal capacity) at Bank of America the proceeds of the initial extension of credit made by CGM to the Trust under the Agreement. The authority granted herein does not instruct, empower or permit CGM to transfer to any other person or entity (other than the Trustee) any loan proceeds advanced by CGM pursuant to the Agreement.

3.)      I hereby agree to indemnify, defend and hold harmless CGM (as well as its directors, officers, employees and affiliates) from and against any and all claims, losses, liabilities, damages and expenses (including reasonable legal fees and costs) that relate to or arise out of CGM’s compliance with the instructions described in Paragraph (2) of this Letter of Authorization. This indemnity shall survive the transfer of any funds by CGM under the Agreement.

4.)      This Letter of Authorization (including the indemnity in Paragraph (3)) is in addition to, and does not restrict or limit, any rights or obligations which CGM has under the Agreement,

5.)      This Letter of Authorization shall remain in lull force and effect: (a) unlessrevoked by a Written notice of revocation from the Trustee, (b) unless the Trustee dies, or (c) unless the Trust is terminated. Such revocation shall be effective upon CGM’s receipt of the Trustee’s notice of revocation or notice of Trust termination, or when CGM receives actual notice of the Trustee’s death.

6.)      This Letter of Authorization will inure to the benefit of CGM’s corporate successors and assigns.

7.)      This Letter of Authorization shall not be affected by a lapse of time between its execution and exercise.

8.)      This Letter of Authorization shall be governed by, and construed in accordance with, the laws of the State of New York, without regard to such State’s conflict of laws principles.

9.)      The Trustee agrees that any dispute concerning the interpretation or enforceability of this Letter of Authorization or performance of its terms (“Dispute”) shall be resolved exclusively in a Federal or State court located in the State and County of New York in the United States. The Trustee agrees to waive any defenses concerning the personal or subject-matter jurisdiction of such court, and agrees not to assert that any such court is an inconvenient forum for the resolution of a Dispute. THE TRUSTEE ALSO AGREES TO WAIVE A JURY TRIAL.

THE TIMOTHY JOHN MONDAVI LIVING TRUST

By:

[Signature of Trustee]

Timothy J. Mondavi, Trustee

On this 12th day of June, 2003, before me appeared Timothy Mondavi and known to me as the person who signed the above Letter of Authorization

(Signature of Notary Public]

[Seal]